Exhibit 99.1

March 29, 2022

SmartStop Self Storage REIT, Inc. Reports Strong Fourth Quarter 2021 Results with Best in Class Same-Store Revenue & NOI Growth

LADERA RANCH, CA – March 29, 2022 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company, announced its overall results for the three and twelve months ended December 31, 2021.

“The fourth quarter capped off a truly exceptional year for SmartStop, and we are grateful for the remarkable team that’s worked tirelessly to build SmartStop to the company it is today,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “In addition to posting best in class same-store revenue and NOI growth every quarter this year and for the full year, our fourth quarter FFO, as adjusted grew approximately 182% over the prior year. We are particularly proud that during the quarter, we declared an updated estimated Net Asset Value (“NAV”) per share of $15.08 calculated as of June 30, 2021, approximately 45% higher than the prior NAV valued as of December 31, 2019, which values the Company at an enterprise value of over $2.5 billion. This value creation substantiates the investments we’ve made in our platform, technology and people. Having closed the $375 million Strategic Storage Trust IV, Inc. (“SST IV”) merger along with a new $700 million multi-currency credit facility, we are poised to deliver strong risk-adjusted returns and grow stockholder value in 2022 and beyond.”

Three Months Ended December 31, 2021 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $9.4 million for the three months ended December 31, 2021. This represents an increase of approximately $4.9 million when compared to the same period in 2020. Net loss per Class A and Class T shares (basic and diluted) was $0.11, an increase of $0.04, or 47%, when compared to the same period in 2020.
•
Total self storage-related revenues increased by approximately $15.1 million, or 51.7%, when compared to the same period in 2020.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $14.9 million. This represents an increase of approximately $9.2 million, or 159.3%, when compared to the same period in 2020.
•
FFO, as adjusted per share and OP unit outstanding - diluted was $0.16, an increase of $0.08, or 100.0%, when compared to the same period in 2020.
•
Same-store revenues, expenses and NOI increased by 19.0%, 2.9% and 26.6%, respectively compared to the same period in 2020.
•
Same-store average physical occupancy increased by 3.2% to 95.4% compared to 92.2% during the same period in 2020.
•
Same-store annualized rent per occupied square foot was approximately $17.68, which represented an increase of approximately 16.0% when compared to the same period in 2020.

Twelve Months Ended December 31, 2021 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $29.4 million for the twelve months ended December 31, 2021. This represents a decrease of approximately $25.0 million when compared to the same period in 2020. Net loss per Class A and Class T shares (basic and diluted) was $0.37, a decrease of $0.54, or 59.0%, when compared to the same period in 2020.

•
Total self storage-related revenues increased by approximately $48.0 million, or 43.6%, when compared to the same period in 2020.
•
Same-store revenues, expenses and NOI increased by 17.4%, 3.3% and 24.5%, respectively compared to the same period in 2020.
•
Same-store average physical occupancy increased by 4.5% to 95.1%, compared to 90.6% during the same period in 2020.
•
Same-store annualized rent per occupied square foot was approximately $16.51, which represented an increase of approximately 11.5% when compared to the same period in 2020.

External Growth

In October, the Company acquired a self storage facility in Lakewood, CO. The facility serves the communities of Green Mountain, Foothills, Briarwood Hills, West Lochwood and Chateau Ridge Estates. The property’s 770 units span across approximately 87,000 square feet. The property offers customers a variety of amenities including a gated drive-in loading area, state-of-the-art security systems, keypad access and large truck accessibility. This is SmartStop’s seventh owned or managed location in the Denver market.

In November, the Company announced the opening of a newly constructed self storage facility in Scarborough, Ontario, Canada. The property’s 970 units are 100% climate-controlled across approximately 97,000 square feet. The property offers customers a variety of amenities including state-of-the-art security systems, elevators, keypad access, a gated loading area and more. This is SmartStop’s 19th owned or managed operating location in the Greater Toronto Area (GTA).

Subsequent to quarter end, the Company announced the acquisition of a self storage facility in Algonquin, IL. The property’s 900 units span across approximately 114,000 square feet, and offer customers a blend of interior, climate controlled and non-climate, drive-up product. The facility is located in a dense and high-end suburban pocket of Chicago serving the communities of Cary, Carpentersville, Lake in the Hills, Lake Zurich, Trout Valley and West Dundee. This is SmartStop’s sixth owned or managed location in the Chicago market and 163rd in North America.

Strategic Storage Growth Trust II, Inc. Merger

Subsequent to quarter end, SmartStop and Strategic Storage Growth Trust II, Inc. ("SSGT II"), a private REIT sponsored by an indirect subsidiary of SmartStop, announced that the companies have entered into a definitive agreement to merge in an all-stock transaction, in which SSGT II will merge into a newly-formed subsidiary of SmartStop. Per the merger agreement, SmartStop will acquire all of the real estate owned by SSGT II, consisting of 10 wholly-owned operating self storage facilities located across seven states, an interest in one operating property held through an unconsolidated joint venture with an unaffiliated third party and two properties in various stages of development that are held through an unconsolidated joint venture with an unaffiliated third party. The total SSGT II operating portfolio, including the operating joint venture property, currently represents approximately 8,500 self storage units and 900,000 net rentable square feet. Additionally, the Company will obtain SSGT II’s rights to acquire a property located in Southern California.

Under the terms of the agreement, SSGT II stockholders will receive 0.9118 shares of SmartStop Class A common stock for each share of SSGT II common stock they own. This exchange ratio represents an increase of 37 percent above SSGT II's most recent offering price, when using SmartStop's most recent estimated NAV of $15.08 per share. The transaction values SSGT II’s real estate assets at approximately $280 million, based on September 30, 2021 share counts and debt principal balances outstanding, and using the agreed exchange ratio and SmartStop's estimated NAV per share of $15.08. The merger is expected to close during the first half of 2022. Additional information regarding the merger and the merger agreement can be found in the Form 8-K filed by SmartStop with the Securities and Exchange Commission on February 24, 2022.

Capital Markets Activity

In October, the Company exercised $200 million of its accordion (the “Accordion”) under its existing multi-currency credit facility (the “Credit Facility”) with a syndicate of banks led by KeyBank National Association, Wells Fargo, N.A., Citibank, N.A. and Bank of Montreal. The increased commitment was entirely on the revolving portion of the Credit Facility (the “Revolver”). The Credit Facility now consists of a $450 million Revolver and a $250 million term loan (the

“Term Loan”) for a total commitment of $700 million. The Accordion was also amended to permit expansion up to $1.05 billion, subject to certain conditions. The other terms and conditions of the Credit Facility remains materially unchanged.

Net Asset Value

During the quarter, the Company announced that its board of directors declared an updated estimated Net Asset Value (“NAV”) per share of $15.08 for its Class A and Class T shares, valued as of June 30, 2021. SmartStop’s previous estimated NAV per share was $10.40 valued as of December 31, 2019. Please see SmartStop’s Form 8-K filed on October 20, 2021 for a description of the methodologies and assumptions used to determine, and the limitations of, the estimated NAV per share.

Declared Distributions

On December 20, 2021, SmartStop’s board of directors declared a distribution rate for the first quarter of 2022, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. In connection with these distributions, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

949-542-3331

www.investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Real estate facilities:
Land	$397,508,081	$335,800,354
Buildings	1,117,204,944	810,480,845
Site improvements	78,910,603	63,821,383
	1,593,623,628	1,210,102,582
Accumulated depreciation	(155,926,875)	(115,903,045)
	1,437,696,753	1,094,199,537
Construction in process	1,799,004	1,761,303
Real estate facilities, net	1,439,495,757	1,095,960,840
Cash and cash equivalents	37,254,226	72,705,624
Restricted cash	7,432,135	7,952,052
Investments in unconsolidated real estate ventures	18,943,284	—
Investments in and advances to Managed REITs	12,404,380	15,624,389
Other assets, net	15,423,508	7,734,276
Intangible assets, net of accumulated amortization	14,337,820	12,406,427
Trademarks, net of accumulated amortization	16,052,941	16,194,118
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	3,305,394	—
Total assets	$1,618,292,776	$1,282,221,057
LIABILITIES AND EQUITY
Debt, net	$873,866,855	$717,952,233
Accounts payable and accrued liabilities	22,693,941	23,038,976
Due to affiliates	584,291	667,429
Distributions payable	8,360,420	6,650,317
Contingent earnout	30,000,000	28,600,000
Deferred tax liability	7,719,098	8,380,215
Total liabilities	943,224,605	785,289,170
Commitments and contingencies
Redeemable common stock	71,334,675	57,335,575
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at December 31, 2021 and 2020, respectively, with aggregate liquidation preferences of $203,150,685, and $202,928,620 at December 31, 2021 and 2020, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 77,057,743 and 52,660,402 shares issued and outstanding at December 31, 2021 and 2020, respectively	77,058	52,661
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,056,198 and 7,903,911 shares issued and outstanding at December 31, 2021 and 2020 respectively	8,056	7,904
Additional paid-in capital	724,739,872	492,408,006
Distributions	(210,964,464)	(163,953,169)
Accumulated deficit	(170,846,475)	(141,444,880)
Accumulated other comprehensive loss	(279,975)	(3,834,228)
Total SmartStop Self Storage REIT, Inc. equity	342,734,072	183,236,294
Noncontrolling interests in our Operating Partnership	64,632,417	59,982,111
Other noncontrolling interests	10,900	21,800
Total noncontrolling interests	64,643,317	60,003,911
Total equity	407,377,389	243,240,205
Total liabilities and equity	$1,618,292,776	$1,282,221,057

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Self storage rental revenue	$42,306,574	$27,667,870	$150,610,337	$104,888,883
Ancillary operating revenue	1,960,715	1,517,829	7,552,597	5,286,042
Managed REIT Platform revenue	1,713,910	2,360,929	6,322,970	8,048,630
Reimbursable costs from Managed REITs	1,028,454	1,346,945	4,278,667	5,800,808
Total revenues	47,009,653	32,893,573	168,764,571	124,024,363
Operating expenses:
Property operating expenses	12,711,216	9,618,356	48,127,657	38,305,199
Managed REIT Platform expenses	227,430	294,818	1,451,166	2,806,921
Reimbursable costs from Managed REITs	1,028,454	1,346,945	4,278,667	5,800,808
General and administrative	6,467,944	4,641,467	23,265,196	16,471,199
Depreciation	10,911,341	8,731,926	40,946,406	32,294,627
Intangible amortization expense	3,798,241	1,301,434	12,422,205	9,777,116
Acquisition expenses	386,755	772,189	934,838	1,366,092
Contingent earnout adjustment	9,400,000	2,600,000	12,619,744	(2,500,000)
Impairment of goodwill and intangible assets	—	—	—	36,465,732
Impairment of investments in Managed REITs	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	—	—	8,389,573	—
Total operating expenses	44,931,381	29,307,135	152,435,452	145,164,573
Gain on sale of real estate	—	—	178,631	—
Income (loss) from operations	2,078,272	3,586,438	16,507,750	(21,140,210)
Other income (expense):
Interest expense	(8,073,760)	(7,880,405)	(31,818,237)	(32,597,613)
Interest expense – accretion of fair market value of secured debt	18,598	32,345	110,942	130,682
Interest expense – debt issuance costs	(7,807)	(754,141)	(1,676,309)	(3,586,381)
Net loss on extinguishment of debt	—	—	(2,444,788)	—
Other	(1,024,959)	3,071,879	(244,076)	5,986,719
Net loss	(7,009,656)	(1,943,884)	(19,564,718)	(51,206,803)
Net loss attributable to the noncontrolling interests in our Operating Partnership	759,715	351,476	2,663,123	6,901,931
Less: Distributions to preferred stockholders	(3,150,685)	(2,937,500)	(12,500,000)	(10,049,522)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(9,400,626)	$(4,529,908)	$(29,401,595)	$(54,354,394)
Net loss per Class A share – basic and diluted	$(0.11)	$(0.08)	$(0.37)	$(0.91)
Net loss per Class T share – basic and diluted	$(0.11)	$(0.08)	$(0.37)	$(0.91)
Weighted average Class A shares outstanding – basic and diluted	76,707,037	52,288,033	71,454,798	51,813,718
Weighted average Class T shares outstanding – basic and diluted	8,040,965	7,879,469	7,983,576	7,802,689

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Net loss (attributable to common stockholders)	$(9,400,626)	$(4,529,908)	$(29,401,595)	$(54,354,394)
Add:
Depreciation of real estate	10,703,195	8,574,735	40,158,233	31,711,102
Amortization of real estate related intangible assets	3,557,310	229,998	11,030,316	5,110,207
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	267,602	—	754,831	—
Deduct:
Gain on deconsolidation	—	—	(169,533)	—
Gain on sale of real estate	—	—	(178,631)	—
Adjustment for noncontrolling interests	(1,565,512)	(1,051,900)	(5,727,520)	(4,756,580)
FFO (attributable to common stockholders)	3,561,969	3,222,925	16,466,101	(22,289,665)
Other Adjustments:
Intangible amortization expense - contracts(1)	240,931	1,071,436	1,391,889	4,666,909
Acquisition expenses(2)	386,755	772,189	934,838	1,366,092
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	75,222	—	210,377	—
Contingent earnout adjustment(3)	9,400,000	2,600,000	12,619,744	(2,500,000)
Impairment of goodwill and intangible assets(4)	—	—	—	36,465,732
Impairment of investments in Managed REITs(4)	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon consolidation	—	—	8,389,573	—
Accretion of fair market value of secured debt(5)	(18,598)	(32,345)	(110,942)	(130,682)
Net loss on extinguishment of debt(6)	—	—	2,444,788	—
Foreign currency and interest rate derivative losses, net(7)	255,970	40,649	366,849	203,995
Adjustment of deferred tax liabilities(1)	194,819	(2,627,403)	(2,025,869)	(5,926,732)
Adjustment for noncontrolling interests	(1,134,148)	(457,271)	(2,720,691)	(5,321,725)
FFO, as adjusted (attributable to common stockholders)	$12,962,920	$4,590,180	$37,966,657	$10,910,803

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities. As these items are non-cash and not primary drivers in SmartStop’s decision-making process, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2) In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(3) The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop’s decision-making process and excluding this provides investors a view of SmartStop’s continuing operating portfolio performance over time.

(4) The impairment charges relate to SmartStop’s goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of SmartStop’s operating performance and provides for a means of determining a comparable sustainable operating performance metric.

(5) This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop’s normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(6) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of SmartStop’s operating performance.

(7) This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop’s foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of SmartStop’s ongoing performance and may reflect unrealized impacts on SmartStop’s operating performance. Such amounts are recorded in “Other” within SmartStop’s consolidated statements of operations.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED PER SHARE AND OP UNIT OUTSTANDING

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
FFO, as adjusted (attributable to common stockholders)	$12,962,920	$4,590,180	$37,966,657	$10,910,803
Net loss attributable to noncontrolling interests in our OP	(759,715)	(351,476)	(2,663,123)	(6,901,931)
Adjustment for noncontrolling interests	2,699,660	1,509,171	8,448,211	10,078,305
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$14,902,865	$5,747,875	$43,751,745	$14,087,177

Weighted average Class A & T shares outstanding	84,748,002	60,167,502	79,438,374	59,616,407
Weighted average OP units outstanding	10,271,642	9,095,029	10,097,549	9,095,029
Weighted average other dilutive securities	489,477	174,636	284,820	127,739
Weighted average shares & OP units outstanding – diluted(1)	95,509,121	69,437,167	89,820,743	68,839,175
FFO, as adjusted per share & OP unit outstanding – diluted	$0.16	$0.08	$0.49	$0.20

(1) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units). The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Three Months Ended December 31, 2021 and 2020

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties SmartStop owned as of January 1, 2020) for the three months ended December 31, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Revenue (1)	$32,420,617	$27,238,620	19.0%	$11,846,672	$1,947,079	N/M	$44,267,289	$29,185,699	51.7%
Property operating expenses (2)	$8,953,313	8,699,157	2.9%	$3,757,903	919,199	N/M	12,711,216	9,618,356	32.2%
Net operating income	$23,467,304	$18,539,463	26.6%	$8,088,769	$1,027,880	N/M	$31,556,073	$19,567,343	61.3%
Number of facilities	103	103		36	9		139	112
Rentable square feet (3)	7,595,600	7,557,300		2,985,200	680,300		10,580,800	8,237,600
Average physical occupancy (4)	95.4%	92.2%		N/M	N/M		95.0%	91.6%
Annualized rent per occupied square foot (5)	$17.68	$15.25		N/M	N/M		$17.46	$14.99

N/M Not meaningful

(1) Revenue includes rental revenue, Tenant Protection Programs revenue, ancillary revenue, and administrative and late fees.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 940,000 square feet and 680,000 square feet as of December 31, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $5.2 million or approximately 19% for the three months ended December 31, 2021 compared to the three months ended December 31, 2020 primarily due to higher annualized rent per occupied square foot as well as increased occupancy.

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended December 31,
	2021	2020
Net loss	$(7,009,656)	$(1,943,884)
Adjusted to exclude:
Managed REIT Platform revenue	(1,713,910)	(2,360,929)
Managed REIT Platform expenses	227,430	294,818
General and administrative	6,467,944	4,641,467
Depreciation	10,911,341	8,731,926
Intangible amortization expense	3,798,241	1,301,434
Acquisition expenses	386,755	772,189
Contingent earnout adjustment	9,400,000	2,600,000
Interest expense	8,073,760	7,880,405
Interest expense – accretion of fair market value of secured debt	(18,598)	(32,345)
Interest expense – debt issuance costs	7,807	754,141
Net loss on extinguishment of debt	—	—
Other	1,024,959	(3,071,879)
Total net operating income	$31,556,073	$19,567,343

Total revenue	$44,267,289	$29,185,699
Total property operating expenses	12,711,216	9,618,356
Total net operating income	$31,556,073	$19,567,343

Same-Store Facility Results - Twelve Months Ended December 31, 2021 and 2020

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties SmartStop owned as of January 1, 2020) for the years ended December 31, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2021	2020	% Change	2021 (6)	2020	% Change	2021	2020	% Change
Revenue (1)	$121,860,493	$103,765,638	17.4%	$36,302,441	$6,409,287	N/M	$158,162,934	$110,174,925	43.6%
Property operating expenses (2)	$35,677,340	34,522,834	3.3%	$12,450,317	3,782,365	N/M	48,127,657	38,305,199	25.6%
Net operating income	$86,183,153	$69,242,804	24.5%	$23,852,124	$2,626,922	N/M	$110,035,277	$71,869,726	53.1%
Number of facilities	103	103		37	9		140	112
Rentable square feet (3)	7,595,600	7,557,300		3,069,400	680,300		10,665,000	8,237,600
Average physical occupancy (4)	95.1%	90.6%		N/M	N/M		94.2%	89.4%
Annualized rent per occupied square foot (5)	$16.51	$14.81		N/M	N/M		$16.30	$14.55

N/M Not meaningful

(1) Revenue includes rental revenue, Tenant Protection Programs revenue, ancillary revenue, and administrative and late fees.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 940,000 square feet and 680,000 square feet as of December 31, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6) Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated for approximately three months in 2021.

SmartStop’s same-store revenue increased by approximately $18.1 million for the year ended December 31, 2021 compared to the year ended December 31, 2020 due to higher annualized rent per occupied square foot and increased occupancy.

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Year Ended December 31,
	2021	2020
Net loss	$(19,564,718)	$(51,206,803)
Adjusted to exclude:
Managed REIT Platform revenue	(6,322,970)	(8,048,630)
Managed REIT Platform expenses	1,451,166	2,806,921
General and administrative	23,265,196	16,471,199
Depreciation	40,946,406	32,294,627
Intangible amortization expense	12,422,205	9,777,116
Other property acquisition expenses	934,838	1,366,092
Contingent earnout adjustment	12,619,744	(2,500,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Gain on sale of real estate	(178,631)	—
Interest expense	31,818,237	32,597,613
Interest expense—accretion of fair market value of secured debt	(110,942)	(130,682)
Interest expense—debt issuance costs	1,676,309	3,586,381
Net loss on extinguishment of debt	2,444,788	—
Other	244,076	(5,986,719)
Total net operating income	$110,035,277	$71,869,726

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout adjustments, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2021, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 420 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. As of March 26, 2022, SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio of 163 properties in 19 states and Ontario, Canada and comprising approximately 111,000 units and 12.6 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.7 million rentable square feet. Additional information regarding SmartStop is available at investors.smartstopselfstorage.com.

Additional Information and Where to Find It

In connection with the proposed Merger with SSGT II (the “Merger”), SmartStop intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of SSGT II and will also constitute a prospectus of SmartStop. SSGT II intends to mail or otherwise provide to its stockholders the proxy statement/prospectus and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval of the Merger. BEFORE MAKING ANY VOTING DECISION, SSGT II’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents that SmartStop files with the SEC (when available) from the SEC’s website at www.sec.gov and SmartStop’s website at https://investors.smartstopselfstorage.com. In addition, the proxy statement/prospectus and other documents filed by SmartStop with the SEC (when available) may be obtained from SmartStop free of charge by directing a request to the following address: SmartStop Self Storage REIT, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed Merger.

Participants in Solicitation Relating to the Merger

SmartStop and SSGT II and their respective directors and executive officers, as well as SS Growth Advisor II, LLC, may be deemed, under SEC rules, to be participants in the solicitation of proxies from SSGT II’s stockholders with respect to the proposed Merger. Security holders can obtain information regarding the names, affiliations and interests of such persons in SmartStop’s proxy statement filed with the SEC on April 15, 2021 or in the proxy statement/prospectus regarding the proposed Merger when it becomes available. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Merger and the other transactions contemplated by the merger agreement and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of Merger, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the Merger, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the Merger in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the Merger; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management. In addition, SmartStop and SSGT II may not be able to complete the proposed Merger on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to obtain the approval of SSGT II’s stockholders or the failure to satisfy the other closing conditions to the Merger; (iii) risks related to disruption of management’s attention from the parties’ ongoing business operations due to the transaction; and (iv) the effect of the announcement of the Merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.